Exhibit 99.1

For information, contact:

Media -- Lisa M. Martin (713) 309-4890

Investors -- Doug Pike (713) 309-7141

MILLENNIUM COMPLETES TENDER OFFER
FOR ITS 7% SENIOR NOTES DUE 2006

HOUSTON, September 27, 2005 -- Millennium America Inc. today announced the completion of its cash tender offer for the 7.00% Senior Notes due 2006 (the "Notes").

The offer expired at 12:00 midnight EDT, on Monday, September 26, 2005, and a total of $281.4 million principal amount of Notes was tendered and accepted for purchase under the terms of the offer.

Banc of America Securities LLC served as the exclusive dealer manager for the offer.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase securities. Millennium is making the offer only by, and pursuant to the terms of, the Offer to Purchase.

Millennium America Inc. is a wholly owned subsidiary of Millennium Chemicals Inc., a major international producer of chemicals including titanium dioxide (TiO2). Millennium Chemicals Inc. is a wholly owned subsidiary of Lyondell Chemical Company (NYSE:LYO).

Source: Millennium Chemicals Inc.